SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.
☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement.
☒ Definitive Additional Materials.
☐ Soliciting Material Pursuant to sec. 240.14a-12.

Salomon Brothers Inflation Management Fund Inc.

(Name of Registrant as Specified in its Charter)

        (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SALOMON BROTHERS INFLATION MANAGEMENT FUND INC.

125 Broad Street, 10th Floor

New York, New York 10004

September 29, 2005

Dear Shareholder:

As a shareholder of Salomon Brothers Inflation Management Fund Inc. (the “Fund”), it is important that you vote on a new management agreement between your Fund and your Fund’s current investment adviser, Salomon Brothers Asset Management Inc (“SBAM”). Your Fund’s Board of Directors, including all the Independent Directors, recommends that you vote FOR approval of the new management agreement on the enclosed WHITE proxy card.

Your vote FOR approval of the new management agreement is especially important because of the actions of Karpus Management Inc. d/b/a Karpus Investment Management (“Karpus”). Karpus may be communicating with you in a self-serving attempt to convince you to vote against the new management agreement. In considering Karpus’ statements, please keep in mind the following important information.

KARPUS IS LOOKING OUT ONLY FOR ITS OWN SHORT-TERM INTERESTS

Karpus does not tell you that voting against the new management agreement may create significant uncertainty for the Fund and its investors but instead wants you to believe that this transaction entitles shareholders like Karpus to a one-time windfall. Citigroup Inc., the parent company of SBAM, has entered into an agreement to sell its asset management business, which includes SBAM, to Legg Mason, Inc. Upon the closing of this transaction, your Fund’s current management agreement with SBAM will automatically terminate as a matter of law. If a new management agreement with SBAM is not approved by shareholders of the Fund, there will likely be a protracted period of significant uncertainty for the Fund. The absence of suitable advisory arrangements, even for a short period of time, could disrupt the Fund’s ability to pursue its investment objectives. Your Fund’s Directors, including all of the Independent Directors, have approved the new management agreement and recommend you vote FOR the new management agreement to assure continuity of management of your Fund.

In pursuing its own short-term interests, Karpus ignores the benefits that may be realized by the Fund’s shareholders as a result of SBAM joining the Legg Mason family. Upon completion of the Legg Mason transaction, SBAM will be able to continue managing the Fund as part of an organization with an excellent reputation, which is focused solely on asset management. Being part of a pure play asset manager is attractive because the sole focus is on investment management excellence. Management fees will remain the same, and you will continue to receive the same excellent service. Your Board of Directors has confidence in SBAM and Legg Mason and has determined that the proposed new management agreement between your Fund and SBAM is in the best interest of the Fund and all of its shareholders. Again, Karpus’ pursuit of its own short-term interests disregards the impact of its efforts on the Fund’s other shareholders.

Remember: Your Fund’s Board of Directors has a fiduciary duty to act in the interests of all, not just some, of your Fund’s shareholders. Karpus has no such responsibility.

We believe that Karpus’ short-term interests are directly opposed to your interests as a shareholder. Karpus wants your Fund to take unspecified action to eliminate the discount to net asset value at which its shares trade. But Karpus does not tell you that there is no guarantee that various measures that may allow some shareholders to realize close to net asset value for their shares will reduce or eliminate the discount over the long term. Rather, any one-time windfall would be at the expense of shareholders who purchased shares with the intention of obtaining income and growing their investment in accordance with your Fund’s investment objectives.

The Fund’s primary investment objective is total return, and current income is a secondary investment objective. SBAM has enabled your Fund to pursue these objectives successfully, and even Karpus admits in its proxy statement that: “We believe the [Fund’s] current portfolio management team has performed well.”

Your Fund’s Board has closely monitored the discount, and continues to do so. We also continue to review possible steps to address the discount, consistent with the interests of the Fund and all of its shareholders. Under the Fund’s dividend reinvestment plan, when Fund shares are trading below 98% of net asset value, the plan agent purchases shares for plan participants in the open market rather than having the Fund issue new shares. This has the effect of periodically increasing demand for Fund shares. The Board continues actively to consider whether taking other actions with respect to the discount would be in the best interests of your Fund and all of its shareholders. We also believe that the existing closed-end fund structure contributes to the Fund’s performance by allowing the Fund to have greater flexibility to invest and to maintain a longer investment horizon.

DO NOT LET KARPUS FOOL YOU! KARPUS DOES NOT HAVE THE

INTERESTS OF ALL FUND INVESTORS IN MIND.

Whether or not you plan to attend the meeting, and regardless of the number of shares you own, your Board urges you to vote FOR the new management agreement on the enclosed WHITE proxy card. Your Board strongly urges you to discard and not sign any green proxy card that may be sent to you by Karpus.

We thank you for your continued trust and support. If you need any assistance, or have any questions regarding the Fund’s proposal or how to vote your shares, please call our proxy solicitor, Georgeson Shareholder Communications Inc., at 1-888-293-6728.

Sincerely,

R. Jay Gerken

Chairman

PLEASE SIGN, DATE AND RETURN YOUR WHITE PROXY CARD AND DO NOT RETURN ANY GREEN PROXY CARD. ONLY YOUR LATEST DATED, SIGNED PROXY CARD WILL BE COUNTED, AND ANY GREEN PROXY CARD YOU SIGN FOR ANY REASON COULD INVALIDATE PREVIOUS WHITE PROXY CARDS SENT BY YOU TO SUPPORT THE FUND.

YOUR VOTE IS IMPORTANT. PLEASE ACT TODAY. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

17 State Street, 10th Floor

New York, NY 10004

(888) 293-6728 (Toll Free)

Banks and Brokerage Firms please call:

(212) 440-9800

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE, or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-866-290-1380, or go to website: https://vote.proxy-direct.com

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone, or Internet.

Please detach at perforation before mailing.

PROXY	SALOMON BROTHERS INFLATION MANAGEMENT FUND INC. SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 21, 2005	PROXY

The undersigned, revoking any prior proxies, hereby appoints R. Jay Gerken, Andrew B. Shoup, Robert I. Frenkel and Thomas C. Mandia, and each of them with full power of substitution, as proxies to vote for the undersigned at the Special Meeting of Shareholders of the Fund to be held at American Conference Centers, 780 Third Avenue, New York, New York 10017, at 4 p.m. (New York time) on October 21, 2005, or at any adjournment thereof, upon the following matters as described in the Notice of Meeting and accompanying Joint Proxy Statement, which have been received by the undersigned.

This proxy is solicited by the Fund’s Board of Directors. The Fund’s Board of Directors has recommended that shareholders vote for all of the proposals.

When properly executed, this proxy card will be voted in the manner directed herein by the undersigned. If no direction is given with respect to one or more proposals, this proxy card will be voted “FOR” Items 1 and 2, and will be voted in accordance with the proxies’ best judgment as to any other matters that may properly come before the Special Meeting or any adjournment thereof.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-290-1380

Note: Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shareholder sign here

Co-owner sign here

Date	CLE_15668

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Please detach at perforation before mailing.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:      ■

				FOR	AGAINST	ABSTAIN
				☐	☐	☐
1.	To approve a new Management Agreement.

2.	To approve a new Subadvisory Agreement.			NOT APPLICABLE

3.	To elect Board I Members:

	01. Carol L. Colman 04. William R. Hutchinson 07. R. Jay Gerken	02. Daniel P. Cronin 05. Dr. Riordan Roett	03. Leslie H. Gelb 06. Jeswald W. Salacuse	NOT APPLICABLE

To withhold authority to vote for one or more of the nominees, write the corresponding number(s) of the nominee(s) on the line provided next to your fund(s).

3.	To elect Board II Members:

	08. Andrew L. Breech 11. William R. Hutchinson	09. Carol L. Colman 12. Thomas F. Schlafly	10. William R. Dill 13. R. Jay Gerken	NOT APPLICABLE

To withhold authority to vote for one or more of the nominees, write the corresponding number(s) of the nominee(s) on the line provided next to your fund(s).

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

CLE_15668